Press Release

Valley Financial Corporation

October 20, 2005

EXHIBIT 99

FOR RELEASE 4:00 p.m. October 20, 2005

VALLEY FINANCIAL CORPORATION

36 Church Avenue, S.W.

Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer

Kimberly B. Snyder, Senior Vice President and Chief Financial Officer

(540) 342-2265

VALLEY FINANCIAL CORPORATION REPORTS 15% INCREASE IN EARNINGS;

ASSETS AND DEPOSITS CONTINUE RAPID GROWTH

ROANOKE, VIRGINIA. October 20, 2005 — Roanoke-based Valley Financial Corporation (OTC -VYFC) announced today its consolidated financial results.

At September 30, 2005 Valley Financial’s total assets were $462,295,000, total deposits were $350,016,000, total loans stood at $379,240,000 and total shareholders’ equity was $30,050,000. Compared with September 30, 2004 the Company experienced increases of $97,634,000 or 27% in total assets, $72,850,000 or 26% in total deposits and $108,887,000 or 40% in total loans over the twelve-month period.

For the nine months ended September 30, 2005 Valley Financial reported net income of $2,270,000 compared with $1,970,000 for the same nine months of 2004, an increase of 15%. Diluted earnings per share were $0.53 in 2005 compared to $0.49 for the same nine months of 2004, an 8% increase. Earnings per share growth would have been in step with net earnings growth except for the 408,098 additional shares issued in a private placement transaction that occurred during the fourth quarter of 2004. The Company’s return on average total assets was 0.74% for the nine-month period and its return on average shareholders’ equity was 10.31%, compared with 0.78% and 11.61%, respectively, reported for the same period in 2004.

Press Release

Valley Financial Corporation

October 20, 2005

For the quarter ended September 30, 2005 the Company had net income of $738,000 versus $666,000 in the third quarter of 2004, an 11% increase quarter over quarter. Return on average total assets was 0.79% for the quarter and return on average shareholders’ equity was 11.73%, compared with 0.74% and 11.13% respectively, reported for the same period in 2004. As with earnings per share, the issuance of the additional common shares last year had the effect of reducing both quarterly and year-to-date ROE when comparing 2005 results with those reported in 2004.

Ellis L. Gutshall, President and Chief Executive Officer of Valley Financial, stated “Loan growth in 2005 has far exceeded any previous nine-month period in the company’s history and continues to be the primary driver to the company’s exceptional growth trend. Loans and deposits went up at annualized growth rates of 45% and 34%, respectively. We believe these growth rates clearly demonstrate the preference of local businesses and individuals to seek superior service and to deal with a locally-owned bank with local decision-making.”

Commenting on asset quality, Gutshall said “Our asset quality ratios continue to surpass peer groups and industry norms. During the third quarter, one large commercially-oriented relationship that had been identified in 2004 as a workout situation was successfully resolved, which resulted in even stronger asset quality ratios as of this quarter-end. As of September 30, 2005 non-performing assets were just 0.15% of total assets compared to 0.57% as of June 30, 2005.”

Gutshall noted that “Like the vast majority of banks, we have continued to see the net interest margin remain under considerable pressure. While the Fed has continued to increase its target rates throughout 2005, long term interest rates have actually come down resulting in a flattening of the yield curve. The steps we took during 2003 and 2004 to restructure both the investment and loan portfolios in anticipation of rising rates have not yet yielded the fully-intended results as deposit costs have increased faster than asset yields.” However, even with these compression pressures, we have been successful in improving our net interest margin. For the quarter ended September 30, 2005, the net interest margin was 3.43%, up from 3.34% for the same time in 2004 and up from the 3.41% recorded for the second quarter of 2005.”

Press Release

Valley Financial Corporation

October 20, 2005

The Company paid its third consecutive semi-annual cash dividend in the amount of $.06 per share on July 1, 2005 to shareholders of record June 1, 2005. Gutshall stated “We are committed and pleased to have a consistent track record of providing a tangible return to our shareholders in addition to the increase in the overall value of their stock since our Initial Public Offering in 1995.”

Additionally, on September 26, 2005, the Company issued $7,000,000 of trust preferred securities (the “Capital Securities”) through the Company’s newly formed and wholly-owned special purpose finance subsidiary, Valley Financial (VA) Statutory Trust II, a Connecticut statutory trust (the “Trust”). The proceeds of this issuance will be used to provide additional capital to the bank (65%) and for general operating purposes by the holding company (35%).

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank currently operates from eight full-service offices at 36 Church Avenue, 2203 Crystal Spring Avenue, 1518 Hershberger Road, 3850 Keagy Road, and 1327 Grandin Road in Roanoke City, 4467 Starkey Road in Roanoke County, 8 East Main Street in the City of Salem, and 1003 Hardy Road in the Town of Vinton. Additionally, the Bank operates its newly formed wealth management subsidiary, Valley Wealth Management Services, Inc. at 36 Church Avenue in Roanoke City. The Bank’s Internet site at www.myvalleybank.com is available for online banking and investment activities, and incorporates a link to extensive investor information.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Valley Financial Corporation’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

Press Release

Valley Financial Corporation

October 20, 2005

VALLEY FINANCIAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	September 30 2005	December 31 2004	September 30 2004
Total assets	$462,295	$373,979	$364,661
Total loans	379,240	282,776	270,353
Investments	59,678	71,475	75,131
Deposits	350,016	279,333	277,166
Borrowed funds	79,768	64,004	61,776
Stockholders’ equity	30,050	28,316	24,094
Non-performing assets to total assets	0.15%	0.10%	0.07%
Loans past due more than 90 days to total loans	0.16%	0.08%	0.00%
Allowance for loan losses to net loans	1.06%	1.07%	1.13%
Book value per share, exclusive of accumulated other comprehensive income (loss)	$7.44	$6.94	$6.28

Press Release

Valley Financial Corporation

October 20, 2005

VALLEY FINANCIAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Interest income	6,435	4,595	17,208	12,868
Interest expense	2,912	1,834	7,478	5,003
Net interest income	3,523	2,761	9,730	7,865
Provision for loan losses	455	331	1,180	578
Net interest income after provision for loan losses	3,058	2,430	8,550	7,287
Noninterest income	548	345	1,320	1,005
Noninterest expense	2,526	1,879	6,748	5,633
Net income before taxes	1,090	896	3,122	2,659
Provision for income taxes	352	230	852	689
Net income	738	666	2,270	1,970
Basic net income per share	$0.18	$0.18	$0.56	$0.53
Diluted net income per share	$0.17	$0.17	$0.53	$0.49
Return on average total assets	0.79%	0.74%	0.74%	0.78%
Return on average total equity	11.73%	11.13%	10.31%	11.61%
Yield on earning assets (TEY)	6.20%	5.49%	5.93%	5.50%
Cost of funds	2.83%	2.19%	2.62%	2.13%
Net interest margin	3.43%	3.34%	3.39%	3.40%
Overhead efficiency ratio (core)	57.05%	58.25%	59.20%	60.72%